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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:
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                                                  Commission Only  (as permitted
                                                  by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             SEI Liquid Asset Trust
                             ----------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             SEI Liquid Asset Trust
                             ----------------------
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                           OTHER THAN THE REGISTRANT)

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BANC OF AMERICA CAPITAL MANAGEMENT, LLC. (BACAP)

SUMMARY

- SEI Funds Board of Trustee's is recommending that shareholders vote to replace Wellington Management Company, LLP with SEI Investments Management Corporation (SIMC) as advisor, and Banc of America Capital Management, LLC as sub-advisor to SEI's taxable money market funds.

- SEI launched a manager search to review portfolio managers for which money market funds were a primary business focus, and investments were commensurate with this focus.

- BACAP was selected from a field of highly regarded candidates to assume management of all of SEI's taxable money market funds, pending shareholder approval of SIMC as advisor to SEI's taxable money market funds. The transition of management will occur prior to shareholder vote.

Banc of America Capital Management's strengths in assuming this mandate lie primarily in their:

-      size and scalability
-      unparalleled risk management system
-      unique approach to cash management
-      strong commitment to the business

Banc of America Capital Management is the most attractive candidate based on the firm's size, experienced and broad 2a-7 team, proprietary risk model, and technology. BACAP's consistent adherence to its investment process is reflected in the firm's impressive relative performance, clean credit record, and strong asset growth. Strategic investments in cash products, including dedicated credit and risk managers, serve to increase their strength and our confidence in this organization. BACAP has expanded their business and staff accordingly, which has increased their bench strength and firm resources surrounding the money market products.

STYLE:  US dollar based money market

SUB-STYLE/MANDATE: US dollar based prime, government and treasury style money market funds

                                                         PERFORMANCE SUMMARY

                                          2Q02     2Q01     2001    2000     1999     1998     1997    1996
                                          ----     ----     ----    ----     ----     ----     ----    ----
BACAP/Nations Cash Reserves               2.09     2.21     4.34    6.47     5.30     5.64     5.68    5.50

SDIT Money Market                         1.87     1.88     4.20    6.41     5.20     5.60     5.66    5.49

SDIT Prime Obligation                     1.87     1.89     4.21    6.42     5.26     5.59     5.63    5.46

First Tier Institutional*                 1.99     2.08     4.29    6.42     5.24     5.59     5.64    5.47

* represents iMoneyNet's First Tier Institutional Current category for money market funds.

BACAP IS PROPOSED TO JOIN THE FOLLOWING MONEY MARKET FUNDS:
SEI DAILY INCOME TRUST:
Money Market Fund, Prime Obligation, Government, Government II, Treasury, Treasury II

SEI LIQUID ASSET TRUST:
Treasury Securities, Government Securities, Prime Obligation

MONEY MARKET TARGET ALLOCATIONS:

    MANAGER                   MANDATE                          ALLOCATION
    ------------------------- ------------------------------ ---------------
    BACAP                     taxable money market                100%

      FOR FINANCIAL INTERMEDIARY USE ONLY. NOT FOR PUBLIC DISTRIBUTION. USE OF THE MATERIAL SUBJECT TO BROKER/DEALER HOME OFFICE APPROVAL.